Exhibit 10.18

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH A “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

DISTRIBUTION AND SUPPLY AGREEMENT

This Distribution and Supply Agreement by and between Osiris Therapeutics, Inc., a Delaware corporation having a principal place of business at 2001 Aliceanna Street, Baltimore, MD 21231 (“Osiris”), and Blackstone Medical, Inc., a Massachusetts corporation having a principal place of business at 90 Brookdale Dr., Springfield, MA 01104 (“Distributor”), is dated as of November 10, 2005 (the “Effective Date”).  Osiris and Distributor may be referred to herein as a “Party” or, collectively, as the “Parties.”

WHEREAS, Osiris wishes to manufacture and supply the Product and Distributor wishes to purchase and distribute the Product.

NOW, THEREFORE, in consideration of the covenants and obligations expressed herein, and intending to be legally bound, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

1.1           “AAA” shall have the meaning ascribed thereto in Section 7.2.

1.2           “Affected Party” shall have the meaning ascribed thereto in Section 10.2.

1.3           “Affiliate” shall mean, when used with reference to a Party, any individual or entity directly or indirectly controlling, controlled by or under common control with such Party.  For purposes of this definition, “control” means (a) the direct or indirect ownership of at least 50% of the outstanding voting securities of an entity, (b) the right to control the policy decisions of such entity or (c) has the power to elect or appoint at least 50% of the members of the governing body of the entity.

1.4           “Agreement” shall mean this Distribution and Supply Agreement including its Exhibits attached hereto as such may be amended from time to time.

1.5           “Bankruptcy Event” shall mean the person or entity in question becomes insolvent, or voluntary or involuntary proceedings by or against such person or entity are instituted in bankruptcy or under any insolvency law, or a receiver or custodian is appointed for such person or entity, or proceedings are instituted by or against such person or entity for corporate reorganization or the dissolution of such person or entity, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or such person or entity makes an assignment for the benefit of its creditors, or substantially all of the assets of such person or entity are seized or attached and not released within sixty (60) days thereafter.

1.6           “Business Day” shall mean any day that is not a Saturday, Sunday or United States federal holiday.

                1.7           “Claim” shall have the meaning ascribed thereto in Section 9.6.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH A “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.8           “Confidential Information” shall mean all proprietary and confidential information of a Party, including, without limitation, trade secrets, technical information, business information, sales information, customer and potential customer lists and identities, product sales plans, sublicense agreements, inventions, developments, discoveries, software, know-how, methods, techniques, formulae, data, processes and other trade secrets and proprietary ideas, whether or not protectable under patent, trademark, copyright or other areas of law, that the other Party has access to or receives but does not include information that (a) is or becomes publicly available through no fault of the receiving Party, (b) was already known to the receiving Party at the time it was disclosed to the receiving Party, as evidenced by written records of the receiving Party, or (c) is received from a Third Party who is under no obligation of confidentiality to the disclosing Party.  For the avoidance of doubt, information concerning the Product and know-how associated therewith, including, but not limited to, composition of the Product, methods of handling and storing the Product, and methods of delivering the Product to patients shall be considered the Confidential Information of Osiris.

1.9           “Quarter” shall mean each three (3) month period beginning on January 1, 2006.

1.10         “EXW” or “Ex Works” shall have the meaning attributed thereto in INCOTERMS 2000.

1.11         “FDA” shall mean the United States Food and Drug Administration of the United States Department of Health and Human Services and any successor agency or entity that may be established hereafter.

1.12         “FDCA” shall mean the Federal Food, Drug and Cosmetic Act (21 U.S.C. section 301 et seq.), as amended from time to time and any successor acts, together with any rules and regulations or national laws promulgated thereunder.

1.13         “Field” shall mean the treatment of spinal injuries or diseases.

1.14         “Firm Commitment” shall have the meaning ascribed thereto in Section 3.4.2.

1.15         “Force Majeure Event” shall mean any event beyond the reasonable control of the Party affected by such circumstance and which occurs without the fault or negligence of such Party or any of its subcontractors or suppliers, including, but not limited to, an act of God, delay or loss in transportation, fire, flood, earthquake, storm, war, riot, revolt, act of a public enemy, embargo, explosion, civil commotion, strike, labor dispute, loss or shortage of power, impossibility of obtaining or shortage in supply of raw materials or any law, rule, regulation, order or other action by any public authority.

1.16         “Governmental Authority” shall mean any applicable domestic federal, state, municipal, local, territorial or other governmental department, regulatory authority, judicial or administrative body, but not limited to, the FDA.

1.17         “Indemnitee” shall have the meaning ascribed thereto in Section 9.6.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH A “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.18         “Initial Firm Commitment” shall have the meaning ascribed thereto in Section 3.4.1.

1.19         “Intellectual Property” shall mean any and all trade secrets, patents, copyrights, trademarks, service marks, tradenames, domain names, trade dress, URLs, brand features, know- how and similar rights of any type under the laws of any applicable Governmental Authority, including, without limitation, all applications and registrations relating to any of the foregoing.

1.20         “Law” or “Laws” shall mean any applicable declaration, decree, directive, legislative enactment, order, ordinance, regulation, rule or other binding restriction of or by any Governmental Authority, as amended from time to time, including, but not limited to, the FDCA.

1.21         “Marketing Plan” shall mean the marketing plan attached hereto as Exhibit A, and as supplemented or amended by mutual agreement of the Parties from time to time

1.22         “Marketing Trials” shall mean collectively the marketing trials under the Marketing Trials Plan or any additional marketing trials regarding the Product done by Distributor.

1.23         “Marketing Trials Plan” shall mean the marketing trials plan attached hereto as Exhibit B, and as supplemented or amended by mutual agreement of the Parties from time to time.

1.24         “Notice” shall have the meaning ascribed thereto in Section 11.5.

1.25         “Osteocel” shall mean a viable bone matrix product containing stem cells.

1.26         “Packaging Specifications” shall mean the specifications attached hereto as Exhibit C for packaging and labeling the Product in each Packaging Type.

1.27         “Packaging Type(s)” shall mean each of the standard Osiris containers and any additional containers agreed to by the Parties in which the Product is packaged and labeled.

1.28         “Product” shall mean Osteocel packaged and labeled in accordance with the Packaging Specifications and all line extensions and improvements thereof; provided that it is understood and agreed that such line extensions and improvements do not include Osteocel products that have a different regulatory path to market than the regulatory path of the Product as of the Effective Date.

1.29         “Production” shall mean Product that has been released for distribution.

1.30         “Product Price” shall have the meaning ascribed thereto in Section 4.1.

1.31         “Production Forecast” shall have the meaning ascribed thereto in Section 3.4.2.

1.32         “Spinal Implant Manufacturer” shall have the meaning ascribed thereto in Section

2.2.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH A “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.33         “Term” shall have the meaning ascribed thereto in Section 6.1.

1.34         “Territory” shall mean the United States.

1.35         “Third Party” shall mean any individual or entity other than a Party or an Affiliate of a Party.

1.36         “Warehousing Cost” shall have the meaning ascribed thereto in Section 4.2.

ARTICLE 2
DISTRIBUTION

2.1           Appointment of Distributor.  Osiris appoints Distributor, and Distributor accepts appointment, as a non-exclusive (subject to Section 2.2) distributor of the Product in the Field in the Territory, with the right to commercially distribute the Product in the Field within the Territory, including all activities ancillary thereto including, without limitation, promotional, advertising, marketing and sales activities.  Osiris agrees that it shall not enter into any agreement with or grant any rights to a Third Party that would conflict with or violate the terms of this Agreement.  Osiris suggested retail price for Distributor’s distribution of the Product is [**************] per cc of the Product.

2.2           Exclusive Distribution Right.  Osiris shall not grant any spinal implant manufacturer (“Spinal Implant Manufacturer”), except for the Distributor, the right to distribute the Product in calendar year 2005 and any subsequent Quarter; provided, however, in the event that the Firm Commitment fails to equal eighty percent (80%) of the Production Forecast for any Quarter beginning in calendar year 2006, Distributor’s right to be the exclusive Spinal Implant Manufacturer distributing the Product shall terminate.  In the event Osiris enters into a distribution agreement with another Spinal Implant Manufacturer, Osiris shall offer the Product to Distributor at a [************] discount to the price paid by such other Spinal Implant Manufacturer if such discounted price is less than the price established pursuant to Section 4.1.  For the avoidance of doubt, nothing in this Agreement shall prevent or in any way limit Osiris’ ability to distribute Product itself.

2.3           Reservation of Rights.  Except as expressly provided in this Article 2 and elsewhere in this Agreement, no right, title or interest is granted, whether express or implied, by Osiris to Distributor, and nothing in this Agreement shall be deemed to restrict Osiris’ right to exploit technology, know-how, patents or any other Intellectual Property relating to the Product.

2.4           Market Launch.  Distributor shall use best efforts to distribute the Product in the Territory in accordance with the Marketing Plan.  In accordance with the Marketing Plan, Distributor shall collaborate with Osiris with respect to its market launch activities with surgeons and shall allow Osiris to offer input regarding these activities.  Notwithstanding the foregoing, Distributor shall submit or arrange to be submitted to Osiris, for Osiris’ written approval prior to release, any advertising, public relations material, technical descriptions or Product claims, whether oral, written or electronic, prepared by or for Distributor or any customers which

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH A “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

discuss, mention or make reference to the Product or use or bear an Osiris trade name, logo or trademarks, including, without limitation, Osteocel and Osiris (collectively, the “Osiris Marks”).  If Osiris provides Distributor with any update, enhancement, or modification to an Osiris Mark, Distributor shall use commercially reasonable efforts to incorporate the updated, enhanced, or modified Osiris Mark in all subsequent materials that are produced by or for Distributor.

2.5           Regulatory Compliance.  All marketing efforts shall be conducted in a manner consistent with Laws and the Marketing Plan.  Distributor shall not promote or market the Product for any use outside the Field or outside the Territory.  Distributor shall not make any false or misleading representation to customers or others regarding Osiris or the Product or make any claims, statements or representations that are inconsistent with or broader than the representations made by Osiris to Distributor with respect to the Product.

ARTICLE 3
MANUFACTURE AND SUPPLY

3.1           Contact Person.  As soon as reasonably practicable after the Effective Date, each Party shall identify a contact person to serve as the primary liaison between the Parties with regard to manufacture and supply issues.  Each Party may replace its contact person, at any time, upon written notice identifying the new contact person to the other Party.

3.2           Manufacture and Supply of the Product.  Distributor shall accept the Product exclusively from Osiris for distribution in the Field in the Territory.  The Parties acknowledge and agree that Osiris may use Third Parties to perform any of its obligations under this Agreement

3.3           Packaging.  Osiris shall package and label the Product in accordance with the Packaging Specifications.  Notwithstanding the foregoing, the Packaging Specifications shall clearly provide that all packaging materials identify Osiris as the manufacturer of the Product.

3.4           Firm Orders.

3.4.1        Initial Firm Commitment.  Subject to Section 3.6, Distributor commits to purchase [********] cc of the Product in 2005 (“Initial Firm Commitment”).  Osiris shall use commercially reasonable efforts to supply Distributor with the Initial Firm Commitment.

3.4.2        Firm Commitment.  Osiris shall provide a forecast of its estimated Production of the Product to Distributor (“Production Forecast”), and, subject to Section 3.6, Distributor shall make a firm commitment on the quantity of Product that it shall purchase in the Quarter (“Firm Commitment”).  Production Forecasts and Firm Commitments shall be provided as follows:

October 20, 2005 Osiris provides Production Forecast for Ql 2006 November 1, 2005 Distributor provides Firm Commitment for Ql 2006

December 15, 2005 Osiris provides Production Forecast for Q2 2006 Januar 1, 2006 Distributor provides Firm Commitment for Q2 2006

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH A “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

March 15, 2006 Osiris provides Production Forecast for Q3 2006
April 1, 2006 Distributor provides Firm Commitment for Q3 2006

June 15, 2006 Osiris provides Production Forecast for Q4 2006
July 1, 2006 Distributor provides Firm Commitment for Q4 2006

3.5           Amounts Supplied.  Osiris shall supply to Distributor, and Distributor shall be obligated to purchase, eighty percent (80%) of the Production of Product noted in the Production Forecast, provided that, unless otherwise agreed to by the Parties, Distributor shall not be obligated to purchase, and Osiris shall not be obligated to supply, an amount of Product in excess of the total Initial Firm Commitment for 2005 or the Firm Commitment for the respective Quarter; provided, further, however, in the event that Osiris fails to meet the production forecast in a particular Quarter, Distributor shall not be obligated to purchase such shortfall amount, if available, in a subsequent Quarter.  Even if Distributor loses its exclusive distribution rights pursuant to Section 2.2 for failing to meet the eighty percent (80%) commitment, Distributor shall still have the right to order and receive an amount of Product equal to the average of the prior four (4) Quarter’s orders.  An example of such ordering and average is attached as Exhibit I.

3.6           Packaging Type.  Along with each Firm Commitment, Distributor shall notify Osiris the quantity of each Packaging Type that it would like the Production for the Quarter to be packaged and labeled in.  As Product is released, Osiris shall use commercially reasonable efforts to package and label the Product in accordance with the Packaging Specifications in the Packaging Types requested, provided that it is understood and agreed that the final amounts of each Packaging Type may vary from the amounts requested by Distributor based on the packaging runs and timing of the request.

3.7           Delivery.  Along with the notification providing the quantity of each Packaging Type, Distributor shall provide (a) the amount of Product to be delivered to its designated location in the United States, and the amount of Product, if any, Distributor desires Osiris to store at its warehouse on behalf of Distributor on a consignment basis, it being understood that title shall be with Distributor even though Osiris may be warehousing some of the Product on Distributor’s behalf.  The Product shall be delivered to Distributor Ex Works at Osiris’ production facility.  Distributor may request that any Product warehoused by Osiris on Distributor’s behalf be delivered with any subsequent shipment.  If Distributor has not requested delivery of any warehoused amount within nine (9) months from the date Osiris has placed such quantity of Product into the warehouse, Osiris shall deliver any such quantities with the next delivery of Product.

3.8           Inspection of Shipment and Notice of Claims.

3.8.1        Inspection.  Upon receipt of each shipment of the Product, Distributor shall promptly inspect such shipment to determine whether the full shipment was received and to determine whether the Product conforms to the Packaging Specifications.  In the event the Distributor has requested Osiris warehouse the Product, Distributor shall have the right to inspect

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH A “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

each such delivery warehoused at Osiris for a period of ten (10) days after such warehousing of Product begins.

3.8.2        Notice of Claims.  Distributor shall inform Osiris in writing of any claim by Distributor relating to a shipment that contains a shortage of the Product or that fails to conform to the Packaging Specifications within fifteen (15) Business Days after Distributor learns, or should reasonably have learned, of such claim.  If Distributor does not provide such notice to Osiris, Distributor shall be deemed to have accepted the shipment of the Product as complete and conforming to the Packaging Specifications.  Upon receipt of any such notice, Osiris, at its sole discretion, may either (a) replace the shortfall or non-conforming Product or (b) credit Distributor for the shortfall or non-conforming Product.  The foregoing shall be Distributor’s sole remedy in the event of a shortfall or a non-conformance.  Notwithstanding the foregoing, Osiris shall have no liability in the event that the replacement of any Product shall have been necessitated by the fault or negligence of Distributor or the carrier selected by Distributor.

ARTICLE 4
COMMERCIAL TERMS

4.1           Product Supply Price.  During calendar year 2005, the price of Product supplied to Distributor (the “Product Price”) will be [****] per cc plus the cost of packaging, labeling, shipping, and any validation or start-up costs for new packaging requested by Distributor (“Associated Costs”) and in calendar year 2006 the Product Price will be [****] per cc plus Associated Costs.  If this Agreement continues beyond 2006, Osiris shall be entitled to increase the Product Price each year by up to [*************] to take into account demand, Production costs and other factors; provided, however, such [*************] cap shall not be apply in the event of donor supply shortages or regulatory changes.  In the event the Product is shipped to any third party, there will an additional handling cost of $50 per shipment of the Product included in the Associated Costs.  The Product Price and the Associated Costs for each shipment of the Product shall be paid to Osiris within thirty (30) days after Distributor’s receipt of Osiris’s invoice for such shipment.  Osiris shall invoice Distributor for the Product no earlier than the date of shipment or storage of such Product.  For the purposes of clarity, regardless of the amounts specified in the Initial Firm Commitment and any subsequent Firm Commitment, Distributor shall only be invoiced for the quantity of Product delivered to and warehoused on behalf of Distributor.

4.2           Warehousing Costs.  Distributor shall pay Osiris a warehousing cost of one percent (1%) of the Product Price (“Warehousing Cost”) per month any Product that Osiris stores on Distributor’s behalf.  Osiris shall invoice Distributor the Warehousing Cost on a monthly basis and such Warehousing Cost shall be paid to Osiris within thirty (30) days after Distributor’s receipt of each invoice.

4.3           Payment Terms.  All payments due to either Party hereunder shall be made in U.S. dollars, without set-off or counterclaim.  Overdue payments shall bear simple interest at the lower of the annual rate of 18% or the highest rate permitted by law, calculated on the basis of the number of days actually elapsed in a 365 day year, beginning on the due date and ending on

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH A “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

the day prior to the day on which payment is made in full.  Interest accruing under this Section shall be due on demand.  The accrual or receipt by either Party of interest under this Section shall not constitute a waiver by that Party of any right it may otherwise have to declare a breach of or a default under this Agreement and to terminate this Agreement.

4.4           Taxes.  All payments required under this Agreement are exclusive of any applicable federal, state and local taxes.  Each of the Parties shall be responsible for the payment of taxes and other assessments for which it is liable under Laws.

ARTICLE 5
MARKETING TRIALS

5.1           Marketing Trials.  Distributor shall perform Marketing Trials in accordance with the Marketing Trials Plan.  The Marketing Trials shall commence within thirty (30) days of the Effective Date.

5.2           Marketing Trials Plan.  The Parties may from time to time propose amendments or additional Marketing Trials to the Marketing Trials Plan, which shall be subject to the review and approval of both Parties and shall supplement or amend Exhibit B attached hereto.

5.3           Marketing Trials Costs.

5.3.1        Share of Costs.  Distributor and Osiris shall share equally in the Marketing Trials Costs in accordance with the budget included in the Marketing Trials Plan.

5.3.2        Reconciliation.  If, at the end of any Quarter, either Party has paid more than its share of the cost for the Marketing Trials in the Quarter, such Party shall issue an invoice to the other Party for reimbursement of such overpayment; provided, however, if a Party exceeds the budget included in the Marketing Trials Plan by more than five percent (5%) such Party shall be responsible for any and all such costs in excess of the budget.  Any amount owed by one Party to the other under this Section 5.3.2 shall be paid within thirty (30) days of receipt of the invoice. Notwithstanding anything to the contrary contained herein, if either Party spends or incurs more than the budgeted amount for a Marketing Trial, such Party shall be solely responsible for such excess amount and it shall not be subject to the reconciliation pursuant to this Section 5.3.2.

5.4           Marketing Trials Data and Reports.

5.4.1        Progress Reports.  During the Marketing Trials, Distributor shall provide Osiris bi-monthly reports with the progress and results of each Marketing Trial, as well as ongoing plans, or proposed changes therein, of the Marketing Trials Plan.

5.4.2        Final Report.  In addition, the Distributor shall provide Osiris a final written report within thirty (30) days after completion (or earlier termination) of each Marketing Trial under the Marketing Trials Plan.  During the performance of the Marketing Trials, Distributor shall promptly notify Osiris if any Marketing Trial reveals any unexpected result.  The Parties shall jointly own all reports, data and results resulting from the activities conducted under the Marketing Trials Plan, provided, that any reports, data and results or portion thereof

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH A “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

shall not be disseminated in any way, including, but not limited to disclosure to any third party or publication, without the prior written consent of Osiris.

5.4.3        Failure to Meet Previously Agreed Outcomes.  In the event that the Marketing Trial identified on Exhibit B as “_____________” fails to meet previously established outcomes memorialized in writing, Distributor will have the option to return any and all shipments of Product received ninety (90) days prior to such results being established; provided that Osiris will have the option to reject any Product returned that fails to meet Osiris’ safety and quality standards.  Notwithstanding the foregoing, any Product returned by Distributor shall be subject to a thirty-five percent (35%) restocking fee and all costs of shipping and handling for such return shall be at the sole cost of Distributor.

5.5           Additional Marketing Trials.  In the event Distributor performs additional Marketing Trials with respect to the Product, Osiris shall have the right to co-sponsor any such Marketing Trial for fifty percent (50%) of the reasonable costs associated with such Marketing Trial.  At least sixty (60) days prior to the initiation of any such additional Marketing Trial, Distributor shall provide Osiris with a proposed plan and budget for such study.  Osiris shall have thirty (30) days to review the proposed plan and study and determine if it wishes to exercise its option to co-sponsor such additional Marketing Trial.  If Osiris exercises its option with respect to any Marketing Trial, then it will jointly own all reports and data compilations resulting from the activities conducted under the Marketing Trials.

ARTICLE 6
TERM AND TERMINATION

6.1           Term and Renewal.  This Agreement shall begin on the Effective Date and shall continue until December 31, 2008 unless terminated earlier in accordance with this Article 6 (the “Initial Term”).  The Agreement may be renewed after the Initial Term for one (1) year periods upon Blackstone achieving the performance objectives set forth on Exhibit D (each a “Renewal Term”, and collectively with the Initial Term, the “Term”).

6.2           Termination.  Either Party may terminate this Agreement immediately upon written notice to the other Party in the event:

6.2.1        The other Party becomes the subject of a Bankruptcy Event; or

6.2.2        A material breach or default by the other Party of any provision of this Agreement occurs, and such Party fails to remedy such breach or default within thirty (30) days after receipt of notice thereof.

6.3           Upon Termination.

6.3.1        General.  Upon termination of this Agreement, this Agreement shall thereafter have no effect, except that (a) the provisions of Articles 5, 7, 8, 9 and 11 shall apply, (b) payment obligations that have accrued and have been invoiced prior to the date of termination shall remain due and payable in accordance with the terms of this Agreement, (c)

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH A “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

payment obligations that have accrued but have not been invoiced as of the date of termination shall be invoiced and paid in full within thirty (30) days of receipt of such invoice, (d) except as set forth in Section 6.3.2, all rights and licenses granted by Osiris to Distributor shall immediately cease, (e) all rights and licenses granted by Distributor to Osiris shall immediately cease and (f) except as otherwise set forth herein, neither Party shall be relieved from liability for any breach of any representation, warranty or agreement hereunder occurring prior to such termination.

6.3.2        Disposal of Product.  Upon termination of this Agreement, Distributor shall have six (6) months to dispose of any Product remaining in its inventory at such time, provided, that Distributor may only dispose of such Product at commercially reasonable prices and for use in the Field.  Any Product remaining in Distributor’s inventory after the six-month post-termination period shall be destroyed at Distributor’s expense and Distributor shall certify to such destruction.  Any Product to be destroyed, and all wastes resulting therefrom, shall be destroyed in accordance with Laws.

ARTICLE 7
DISPUTE RESOLUTION

7.1           Negotiation and Escalation.  If any controversy or claim arises relating to this Agreement, the Parties will attempt in good faith to negotiate a solution to their differences.  If the representatives of the Parties primarily involved in the controversy or claim cannot resolve the dispute, then such controversy or claim shall be escalated to the presidents of Osiris and Distributor.  If negotiation does not result in a resolution within thirty (30) days of when one Party first notifies the other of the controversy or claim, either Party may resort to arbitration under Section 7.2.

7.2           Arbitration.  Any controversy or claim between the Parties arising out of or relating to this Agreement or a breach thereof which cannot be resolved by negotiation pursuant to Section 7.1 will be resolved by binding arbitration administered by the American Arbitration Association (the “AAA”) under this Section 7.2 and the AAA’s then-current Commercial Arbitration Rules.  If any part of this Section 7.2 is held to be unenforceable, it will be severed and will not affect either the duty to arbitrate or any other part of this Section 7.2.  The arbitration will be held in Baltimore, Maryland, before a sole disinterested arbitrator who is an attorney knowledgeable in stem cell products and experienced in handling commercial disputes.  The arbitrator shall be appointed jointly by the Parties hereto within thirty (30) days following the date on which the arbitration is instituted.  If the Parties are unable to agree upon the arbitrator within such thirty (30) day period, the arbitrator shall be appointed in accordance with the AAA’s rules for the appointment of an arbitrator from the AAA panel.  The arbitrator’s award will be final and binding and judgment on the award may be entered in any court having jurisdiction thereof.  The arbitrator will not have the power to award punitive or exemplary damages, or any damages excluded by, or in excess of, any damage limitations expressed in this Agreement.  Issues of arbitrability will be determined in accordance solely with the federal substantive and procedural laws relating to arbitration; in all other respects, the arbitrator will be obligated to apply and follow the substantive law of fee State of Delaware.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH A “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.3           Equitable Relief.  Notwithstanding the provisions of Sections 7.1 and 7.2 above, either of the Parties may seek from a court of competent jurisdiction any interim or provisional equitable relief necessary to protect the rights or property of such Party without the necessity of proving actual damages or posting of bond or any other security.

ARTICLE 8
CONFIDENTIALITY

8.1           Confidentiality Obligations.  Except as permitted elsewhere under this Agreement, each Party shall (a) receive and maintain the Confidential Information of the other Party in strict confidence, (b) not disclose such Confidential Information to any Third Parties and (c) promptly notify the disclosing Party upon learning of any Law, rule, regulation or court order that purports to compel disclosure of any Confidential Information of the disclosing Party and to reasonably cooperate with the disclosing Party in the exercise of the disclosing Party’s right to protect the confidentiality of such Confidential Information.  Neither Party hereto shall use all or any part of the Confidential Information of the other Party for any purpose other than to perform its obligations under this Agreement.  Each Party shall ensure that its employees, representatives and agents comply with this provision.

8.2           Exclusions.  Nothing contained herein shall prevent a Party from disclosing Confidential Information pursuant to any Law, provided, that such Party complies with the notice provisions of Section 8.1(c) to the extent permissible under Law.  Such disclosure shall not alter the status of such information hereunder for all other purposes as Confidential Information.

8.3           Termination.  Upon termination of this Agreement, all Confidential Information shall be returned to the disclosing Party or destroyed unless otherwise specified or permitted elsewhere under this Agreement.  The confidentiality obligations contained in this Article 8 shall survive termination of this Agreement for a period of ten years.

8.4           Injunction.  Each Party acknowledges and agrees that the provisions of this Article 8 are reasonable and necessary to protect the other Party’s interests in its Confidential Information, that any breach of the provisions of this Article 8 may result in irreparable harm to such other Party and that the remedy at law for such breach may be inadequate.  Accordingly, in the event of any breach or threatened breach of the provisions of this Article 8 by a Party hereto, the other Party, in addition to any other relief available to it at law, in equity or otherwise, shall be entitled to seek temporary and permanent injunctive relief restraining the breaching Party from engaging in or continuing any conduct that would constitute a breach of this Article 8, without the necessity of proving actual damages or posting a bond or other security.

8.5           Publicity.  Except as may be required by Laws (including those arising under any securities laws), neither Party will originate any publicity, news release or other public announcement, written or oral, whether to the public press or otherwise, concerning the relationship between the Parties or the transactions described in this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.  In the event disclosure is required by Law, then the Party required to so disclose such

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information shall, to the extent possible, provide to the other Party for its approval (such approval not to be unreasonably withheld) a written copy of such public announcement at least five Business Days prior to disclosure.  Notwithstanding the foregoing, either Party shall have the right to make a press release with respect to its entering into this Agreement, provided, that such Party provides to the other Party a copy of the proposed press release no less than five Business Days prior to its proposed release and that the contents of such press release shall be subject to the other Party’s consent, which consent shall not be unreasonably delayed or withheld.

ARTICLE 9
REPRESENTATIONS AND WARRANTIES,
LIMITATION OF LIABILITY AND INDEMNIFICATION

9.1           Mutual.  Each Party hereby represents, covenants and warrants to the other Party that:

9.1.1        it has the corporate power to enter into this Agreement and to grant the rights and licenses granted herein and otherwise perform this Agreement;

9.1.2        the entering into of this Agreement by such Party will not (a) violate any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give raise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of such Party under its organizational documents, as amended to date, or any material note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement in which such Party is a party or by which it or any of its properties or assets is bound or affected;

9.1.3        when executed and delivered by it, this Agreement will constitute a legal, valid and binding obligation of it, enforceable against it in accordance with the provisions of this Agreement; and

9.1.4        it shall perform its obligations under this Agreement in compliance with all Laws.

9.2           Disclaimer of Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, OSIRIS HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCT, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

9.3           Limitation of Liability.  EXCEPT IN CONNECTION WITH A BREACH BY EITHER PARTY OF ARTICLE 9 AND THE INDEMNIFICATION OBLIGATIONS UNDER SECTION 9.4, NEITHER PARTY WILL BE LIABLE FOR ANY SPECIAL, INDIRECT,

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CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  IN NO EVENT SHALL OSIRIS’ LIABILITY FOR DAMAGES HEREUNDER EXCEED THE TOTAL CASH CONSIDERATION ACTUALLY CONFERRED BY DISTRIBUTOR TO OSIRIS UNDER THIS AGREEMENT.

9.4           Indemnification by Distributor.  Distributor shall defend, indemnify and hold harmless Osiris, its Affiliates and their respective officers, directors, employees and agents from and against any and all losses, damages, liabilities, obligations, penalties, judgments, awards, costs, expenses and disbursements, including without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any claim, action, suit, proceeding or investigation asserted by a Third Party, caused by, relating to, based upon, arising out of or in connection with (a) negligence, recklessness or intentional misconduct on the part of Distributor, its Affiliates or any of their officers, directors, employees, agents, consultants or subcontractors, (b) Distributor’s breach of this Agreement, or (c) sale, use, promotion or distribution of the Product.

9.5           Indemnitee Obligations.  Each person seeking to be reimbursed, indemnified, defended or held harmless under Section 9.4 (each, an “Indemnitee”) shall (a) provide the Party obliged to indemnify such Indemnitee with prompt written notice of any claim, suit, demand or other action for which such Indemnitee seeks to be reimbursed, indemnified, defended or held harmless (each, a “Claim”), which notice shall include a reasonable identification of the alleged facts giving rise to such Claim, (b) grant such Party reasonable authority and control over the defense and settlement of any such Claim and (c) reasonably cooperate with such Party and its agents in defense of any such Claim.  Each Indemnitee shall have the right to participate in the defense of any Claim for which such Indemnitee seeks to be reimbursed, indemnified, defended or held harmless, by using attorneys of such Indemnitee’s choice, at such Indemnitee’s expense.  Any settlement of a Claim for which any Indemnitee seeks to be reimbursed, indemnified, defended or held harmless under this Article 10 shall be subject to the prior written approval of such Indemnitee, such approval not to be unreasonably withheld, conditioned or delayed.

9.6           Essential Part of Bargain.  The Parties acknowledge that the disclaimers and limitations set forth in this Article 9 are an essential element of this Agreement between the Parties and that the Parties would not have entered into this Agreement without such disclaimers and limitations.

9.7           Adequate Insurance.  During the term of this Agreement and for a period of five (5) years after its expiration or termination, each of the Parties shall obtain and maintain at its sole cost and expense, product liability insurance or self-insurance that meets the following requirements (a) the insurance shall insure such Party and its Affiliates against all liability related to the Product, including liability for bodily injury, property damage, wrongful death and any contractual indemnity obligations imposed by this Agreement, and (b) the insurance shall be in amounts, respectively, that are reasonable and customary in the industry for companies of comparable size and activity.

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ARTICLE 10
FORCE MAJEURE

10.1         Performance Delay.  The performance of a Party impacted by a Force Majeure Event, other than the satisfaction of payment obligations that have accrued under this Agreement, is delayed, without liability, for the duration of a Force Majeure Event.

10.2         Notice.  The Party whose performance is affected by a Force Majeure Event (the “Affected Party”) shall give prompt notice to the other Party stating the details and expected duration of the event.  Once notice is given of a Force Majeure Event, the Parties shall keep each other appraised of the situation until the Force Majeure Event terminates or this Agreement is terminated, whichever occurs first.  If the performance of the Affected Party does not resume within twelve (12) months of the occurrence of a Force Majeure Event, the other Party shall have the right to terminate this Agreement without penalty.  Each Party has full management discretion in dealing with its own labor issues.

10.3         No Additional Obligation.  Notwithstanding Section 10.2, Osiris shall have no obligation to obtain the Product from a Third Party in order to replace Osiris’s excused contractual shortfall.

ARTICLE 11
MISCELLANEOUS

11.1         Governing Law.  This Agreement shall be governed by and interpreted under the laws of the State of Delaware, without regard to its conflicts of law provisions.

11.2         No Assignment.  Except as otherwise set forth herein, neither Party shall transfer, assign or cede any rights or delegate any obligations hereunder, in whole or in part, whether voluntarily or by operation of law, without the prior written consent of the other Party, which consent may be withheld at the other Party’s reasonable business discretion, provided, that (a) Osiris may transfer this Agreement without prior written consent of Distributor to an Affiliate or in connection with a merger or sale of all or substantially all of the stock or assets of Osiris relating to this Agreement and (b) Distributor may transfer this Agreement in connection with a merger or sale of all or substantially all of the stock or assets of Distributor with the prior written consent of Osiris, such consent not to be unreasonably withheld.  The obligations of the Parties hereunder shall be binding upon their respective permitted successors.

11.3         Disparaging Remarks.  Neither Party shall make any disparaging remarks regarding the other Party under any circumstances.

11.4         Independent Contractors.  In connection with this Agreement, each Party is an independent contractor.  This Agreement does not, and shall not be construed to, create an employer-employee, agency, joint venture or partnership relationship between the Parties.  Neither Party shall have any authority to act for or to bind the other Party in any way, to alter any of the terms or conditions of any of the other Party’s standard forms of invoices, sales agreements, warranties or otherwise, or to warrant or to execute agreements on behalf of the

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other or to represent that it is in any way responsible for the acts, debts, liabilities or omissions of the other Party.

11.5         Notices.  All notices, reports, payments and other communications required or permitted to be given under this Agreement (each, a “Notice”) shall be in writing and shall be given either by personal delivery against a signed receipt, by express delivery using a nationally recognized overnight courier or by facsimile.  All Notices shall be properly addressed as follows, or to such other addresses as may be specified in a Notice given hereunder:

If to Osiris:	with a copy to:

Osiris Corporation	Morgan, Lewis & Bokius LLP
2001 Aliceanna Street	1701 Market Street
Baltimore, MD 21231	Philadelphia, Pennsylvania 19103
Attention:	Attention: Manya S. Deehr
Facsimile:	Facsimile: (215)963-5001

If to Distributor:	with a copy to:

Blackstone Medical, Inc.

Attention:	Attention:
Facsimile:	Facsimile:

A Notice shall be deemed to be effective upon personal delivery or, if sent via overnight delivery, upon receipt thereof.  A Notice sent via facsimile is deemed effective on the same day (or if such day is not a Business Day, then on the next succeeding Business Day) if such facsimile is sent before 5:00 p.m.  Eastern Standard Time and on the next day (or if such day is not a Business Day, then on the next succeeding Business Day) if such Notice is sent after 5:00 p.m.  Eastern Standard Time.

11.6         Amendment or Modification.  No subsequent amendment, modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the Parties.

11.7         Entire Agreement.  This Agreement and the exhibits attached hereto sets out the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements, proposals, arrangements and communications, whether oral or written, with respect to the subject matter hereof.  In the event that there is a conflict between the Exhibits and the Agreement, the terms of the Agreement shall govern followed by those of the Exhibits.

11.8         Severability.  If any provision of this Agreement is held by a tribunal of competent jurisdiction to be illegal, invalid or otherwise unenforceable in any jurisdiction, then to the fullest extent permitted by law (a) the same shall not effect the other provisions of this

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Agreement, (b) such provision shall be deemed modified to the extent necessary in the tribunal’s opinion to render such provision enforceable, and the rights and obligations of the Parties shall be construed and enforced accordingly, preserving to the fullest extent the intent and agreements of the Parties set forth herein and (c) such finding of invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

11.9         No Waiver.  Failure to enforce any term of this Agreement is not a waiver of future enforcement of that or any other term.  No term or provision of this Agreement will be deemed waived and no breach excused unless such waiver or excuse is in writing and signed by the Party against whom enforcement of such waiver or excuse is sought.

11.10       No Third Party Beneficiaries.  Nothing in this Agreement is intended to confer benefits, rights or remedies unto any person or entity other than the Parties and their permitted successors and assigns.

11.11       Headings.  The headings appearing at the beginning of the Sections contained in this Agreement have been inserted for identification and reference purposes only and shall not be used to determine the construction or interpretation of this Agreement.  The nomenclature of the defined terms in this Agreement shall only be used for the construction of this Agreement and are not to be used for any other purpose, including, but not limited to, interpretation for accounting purposes.

11.12       Execution in Counterparts, Facsimiles.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, bear the signatures of both Parties hereto.  For the purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed an original.

11.13       Non-Solicitation.  During the Term and for one year thereafter, neither Party will induce, solicit, recruit or engage any employee, consultant, agent or distributor of the other Party or any of its Affiliates with whom it has come in contact in conducting activities under this Agreement for the purpose of (a) being employed by or working for, with, or on behalf of such other Party or any of its Affiliates, or (b) interfering with or terminating his or her employment or other relationship with a Party, for any purpose or no purpose; provided, however, that the foregoing provisions shall not apply to (i) a general advertisement or solicitation program that is not specifically targeted at such persons, (ii) the solicitation of any employee more than one year after such time as such employee’s employment has been terminated by the other Party or its Affiliate, or (iii) if such employee, consultant, agent or distributor contacts such other Party without being approached by such other Party.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties to the Agreement by their duly authorized representatives have executed this Agreement as of the date first written above.

OSIRIS THERAPEUTICS, INC.		BLACKSTONE MEDICAL, INC.

By:	/s/ Cary J. Claiborne	By:	/s/ William G. Lyons III
	Name: Cary J. Claiborne		Name: William G. Lyons III
	Title: CFO		Title: Chairman

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EXHIBIT A

Marketing Plan

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EXHIBIT B

Marketing Trials Plan

[Note: Requires revisions by both Parties; also should include a budget for each Marketing Trial]

CONSECUTIVE SERIES STUDY OF INITIAL PATIENTS

This study would track the first 100 spinal fusion patients implanted with Osteocel irrespective of type of procedure performed.  Handling characteristics, intraoperative techniques, and intraoperative photos would be obtained for marketing.  Ultimately, all 100 patients will have x-rays at 6-12 months.  This is a somewhat anecdotal paper but it will give us:

a.             Data that shows that Osteocel grows bone in humans

b.             Radiographic evidence of time to absorb the chips and show new bone.

c.             Intraoperative photos.

d.             Experience with the handling characteristics of Osteocel

e.             Ample time to develop Randomized Control Trial (RCT) protocols.

Rationale:  This allows Blackstone and Osiris some ramp up time to get distributors and surgeons trained and experienced while ultimately gleaning some reasonable marketing info and experience from our earliest cases.  Time required to get this initial study underway is minimal and as soon as we can get our RCTs written and through IRBs etc. we will discontinue enrolling patients in this study.  However, at 6 months after initiation we would have, at the least, radiographic, although anecdotal data, documenting safety and efficacy in a variety of human spine fusion patients and sufficient data for a white paper.

IN WITNESS WHEREOF, the Parties by their duly authorized representatives have executed this Consecutive Series Study of Initial Patients.

OSIRIS THERAPEUTICS, INC.		BLACKSTONE MEDICAL, INC.

By:		By:
	Name:		Name:
	Title:		Title:
	Date:		Date:

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INTERBODY LUMBAR FUSION
OSTEOCEL VS.  AUTOGRAFT

Study Design:	Randomized 1:1, controlled, multicenter

Inclusion Criteria:	1 and 2 level ALIF, PLIF or TLIF procedures

Exclusion Criteria:	1. >Grade I Spondylolisthesis
2. Prior attempted fusion at the same level
3. Infection’
4. Tumor
5. BMP, DBM, etc.

Control Group:	1. ALIF, PLIF or TLIF with Blackstone interbody spacer of surgeons choice
2. Iliac Crest &/or local bone autograft between
and around spacers
3. Pedicle screw fixation and/or anterior plating

Treatment Group:	1. &IF, PLIF or TLIF with Interbody spacer of surgeon’s choice.
2. Osteocel between and around spacers
3. Pedicle screw fixation and/or anterior plating

Primary Endpoint:	Radiographic fusion at 12 mos as determined by:
1. Plain films with flexion/extension laterals
2. Thin cut CT scans with sagittal and coronal reconstruction
3. An independent radiologist
Secondary Endpoints:
1. Patient outcomes such as VAS, ODI, etc.
2. Absence of Osteocel related complications

Rationale: This is a “best case scenario” study as the biologic and biomechanical milieu for fusion is the most ideal in the interbody space. Additionally, x-rays and CT scans obtained through the interbody space are not obscured by metallic implants, easily obtained, and subject to minimal intraobserver disagreement.

IN WITNESS WHEREOF, the Parties by their duly authorized representatives have executed this Marketing Trial Plan entitled “Interbody Lumbar Fusion Osteocel v. Autograft”.

OSIRIS THERAPEUTICS, INC.		BLACKSTONE MEDICAL, INC.

By:		By:
	Name:		Name:
	Title:		Title:
	Date:		Date:

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POSTEROLATERAL FUSION
OSTEOCEL VS.  AUTOGRAFT

Study Design:	Internal control (randomized to patient’s right and left side)

Inclusion Criteria:	As for Interbody Study

Exclusion Criteria:	As for Interbody Study

Control Side:	1. Interbody fusion of surgeon’s choice
2. Pedicle Screws
3. Posteriolateral fusion with iliac crest and/or local bone Autograft

Treatment Side:	1. Interbody fusion of surgeon’s choice
2. Pedicle Screws
3. Posteriolateral fusion with Osteocel

Primary Endpoint:	As for interbody fusion study

Secondary Endpoints:	As for interbody fusion study

Rationale: This will give us a direct side-by-side comparison of autograft vs. Osteocel with the patient acting as his own control. Obtaining posterolateral fusion is more difficult than interbody fusion and this data will provide surgeons with more confidence in Osteocel. This model can also be used to include high risk patients such as those with diabetes, history of prior fusion and smokers.

IN WITNESS WHEREOF, the Parties by their duly authorized representatives have executed this Marketing Trial Plan entitled “Posterolateral Fusion v. Autograft”.

OSIRIS THERAPEUTICS, INC.		BLACKSTONE MEDICAL, INC.

By:		By:
	Name:		Name:
	Title:		Title:
	Date:		Date:

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EXHIBIT C

Packaging Specifications

[Note: Should include sizes and descriptions of each Packaging Type and all labeling specifications.]

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EXHIBIT D

Performance Objectives

[Note: To be provided.]

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EXHIBIT E

Example Calculation

Distributor Orders:

Quarter	Amount Ordered
1st Quarter 2006	20,000 cc
2nd Quarter 2006	25,000 cc
3rd Quarter 2006	25,000 cc
4th Quarter 2006	15,000 cc

The average cc’s ordered over the 4 Quarters = 21,250 cc’s

Thus, if Distributor loses the exclusivity in the first Quarter of 2007, Distributor will still have the right to order and receive 21,250 cc’s for the first Quarter of 2007.  This right would expire once Distributor places a Firm Commitment for such Quarter.  For instance, if Distributor only order 15,000 cc’s for the first Quarter of 2007, then Distributor does not have the right to order or receive the balance of the 21,250 cc’s and Osiris shall be free to make such amount available to other distributors.  This right to order and receive would be a rolling calculation each Quarter after Distributor loses its exclusive rights and continue through the rest of the Term.